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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Net.B@nk, Inc. on Form S-8 of our report dated February 5, 1998, incorporated by reference in the Annual Report on Form 10-K of Net.B@nk, Inc. for the year ended December 31, 1997.


DELOITTE & TOUCHE, LLP
Atlanta, Georgia
September 24, 1998